UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition; and

Item 7.01	Regulation FD Disclosure

On February 28, 2007, ManTech International Corporation announced its financial results for the fiscal quarter ended December 31, 2006 and fiscal year ended December 31, 2006, and provided earnings guidance for the first quarter of fiscal 2007 and full fiscal year 2007. A copy of the February 28, 2007 release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Items

On February 23, 2007, ManTech International Corporation completed the sale of its MSM subsidiary to MSM Security Services Holdings LLC for $3 million in cash (the “Transaction”). On February 15, 2007, the Company issued a press release and filed a Form 8-K to announce that it had entered into a definitive agreement with respect to the Transaction. The description of the Transaction is qualified by reference to the Form 8-K filed on February 15, 2007, including the LLC Membership Interest Purchase Agreement which was attached thereto as an exhibit.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	ManTech International Corporation Press Release, dated February 28, 2007, announcing financial results for the fiscal quarter ended December 31, 2006 and fiscal year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: February 28, 2007	By:	/s/ Kevin M. Phillips
Kevin M. Phillips
Chief Financial Officer